VOTING AGREEMENT AND WAIVER

     VOTING AGREEMENT AND WAIVER (this "Agreement"), dated as of November 26, 2006, is made by and among Scottish Re Group Limited, an exempted company limited by shares organized and existing under the laws of the Cayman Islands (the "Company"), MassMutual Capital Partners LLC, a Delaware limited liability company ("MassMutual"), SRGL Acquisition, LLC, a Delaware limited liability company ("Cerberus" and together with MassMutual, the "Investors") and the shareholders of the Company listed on Schedule 1 attached hereto (each individually a "Shareholder" and collectively the "Shareholders").

                                   WITNESSETH:

     WHEREAS, simultaneously with the execution of this Agreement the Company has agreed to issue and sell, and the Investors have agreed to purchase, pursuant to the Securities Purchase Agreement, dated as of November 26, 2006 (the "Securities Purchase Agreement"), by and among the Company and the Investors, an aggregate of 1,000,000 convertible cumulative participating preferred shares, par value $0.01 per share, of the Company (together with the other transactions and terms contemplated by the Transaction Documents, the "Transaction"); and

     WHEREAS, each Shareholder owns the number of ordinary shares of the Company, par value $0.01 per share (the "Ordinary Shares") set forth opposite such Shareholder's name on Schedule 1 hereto (such Ordinary Shares, together with any other shares, warrants or convertible notes of the Company Beneficially Owned by such Shareholder as of the date hereof or acquired by such Shareholder after the date hereof and during the term of this Agreement, including any shares issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Subject Shares" with respect to such Shareholder); and

     WHEREAS, as inducement and a condition to entering into the Securities Purchase Agreement, the Investors have required the Shareholders to agree, and the Shareholders have agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement. For purposes of this Agreement:

     (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.


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     Section 2. Representations and Warranties of Shareholder. Each Shareholder
represents and warrants severally and not jointly and severally, to the Investors as follows:

     (a) Ownership of Shares. Such Shareholder is a record owner and Beneficial Owner of the Subject Shares set forth opposite such Shareholder's name on
Schedule 1. On the date hereof, the Subject Shares constitute all of the shares of the Ordinary Shares owned of record or Beneficially Owned by such Shareholder (including the options, convertible notes, purchase rights and warrants set forth opposite such Shareholders name on Schedule 1). On the date hereof other than as subject to the Shareholders' Agreement (as defined below), such Shareholder does not own or have any rights to (i) any Ordinary Shares or other voting securities or equity interests of the Company, (ii) any securities of the Company convertible into or exchangeable or exercisable for Ordinary Shares or other voting securities or equity interests of the Company or (iii) options, warrants, other rights, convertible or exchangeable securities, "phantom" unit rights, share appreciation rights or share-based performance units. There are no outstanding options or other rights to acquire from such Shareholder or obligations of such Shareholder to sell or to acquire, any Ordinary Shares. With respect to the Ordinary Shares held by it, each Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 4 and 5 hereof, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement.

     (b) Power; Binding Agreement. Such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered and, if such Shareholder is not a natural person, authorized by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) No Conflicts. Except for any filings, permits, authorizations, consents, and approvals necessary on the part of the Investors or the Company to exercise the rights provided to the Investors hereunder or to consummate the transactions contemplated hereby, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (i) if a particular Shareholder is not a natural person, conflict with or result in any breach of any organizational documents applicable to such Shareholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, or material contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of its properties or assets may be bound, or
(iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or the Subject Shares, except for any of the foregoing solely with respect to clause (ii) above, as would not reasonably be expected, individually or in the aggregate, to materially impair, impede or delay the ability of such Shareholder to perform its obligations hereunder.

     (d) No Encumbrance. Except as permitted by this Agreement, the Subject Shares are now, and, at all times during the term hereof, will be, held by such Shareholder free and clear of all Liens, except for any such Liens arising hereunder.

     (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

     (f) Reliance. Each Shareholder understands and acknowledges that each Investor is entering into the Securities Purchase Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

     Section 3. Disclosure. Each Shareholder hereby agrees to permit the Company to publish and disclose in the Disclosure Documents (including all documents and schedules filed with the SEC), and any press release or other disclosure document which the Company, in its sole discretion, determines to be required by applicable Law or necessary in connection with the Transaction and any transactions related thereto, such Shareholder's identity and ownership of the Ordinary Shares and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement provided that the form of any such disclosure shall be subject to such Shareholder's prior review and written consent, not to be unreasonably withheld, delayed or conditioned.

     Section 4. Certain Restrictions; Waiver and Termination.

     (a) No Solicitation. Each Shareholder shall not (whether directly or indirectly through affiliates, advisors, agents or other intermediaries), and each Shareholder shall direct its and its Subsidiaries' respective officers, directors, affiliates, employees, members, partners, shareholders, advisors, representatives or other agents retained by or otherwise acting on behalf of such Shareholder or its Subsidiaries and affiliates (collectively, "Representatives", provided that such term shall not be deemed to include the Company or apply to any Representatives of the Company, acting in their capacity as such on behalf of the Company) not to, directly or indirectly, (i) solicit, initiate, accept, seek, encourage, induce or facilitate (including by way of furnishing non-public information) any inquiries or the making or submission of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, or cooperate in any way with any inquiry, proposal or offer from any other person relating to, that has the purpose of, or that constitutes or could reasonably be expected to lead to an Acquisition Proposal,
(ii) continue or participate or engage in discussions or negotiations with, or disclose any information or data relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, or otherwise cooperate with, any person that has made an Acquisition Proposal or to any person that has disclosed to the Company that it is considering making an Acquisition Proposal,
(iii) accept an Acquisition Proposal or enter into any agreement or agreement in principle or letter of intent, providing for or relating to an Acquisition Proposal or enter into any agreement or agreement in principle or letter of intent requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Securities Purchase Agreement, or (iv) grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company, its Subsidiaries or any of their respective Representatives; provided that each Shareholder in such Shareholder's capacity as a director of the Company, if applicable, shall be permitted to take any action expressly permitted under the Securities Purchase Agreement, solely in its capacity as a director of the Company. Each Shareholder shall and shall cause its Representatives to (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons or their representatives conducted prior to the date of this Agreement with respect to any Acquisition Proposal and will request the prompt return or destruction of any confidential information previously furnished to such persons in connection therewith, and (ii) promptly inform its Representatives of the obligations undertaken in this Section 4(a). Without limiting the foregoing, any violation of the restrictions set forth in this Section 4(a) by any Representative of a Shareholder or any of its Subsidiaries, whether or not such person is purporting to act on behalf of such Shareholder or any of its Subsidiaries, shall be deemed to be a breach of this Section 4(a) by such Shareholder. Each Shareholder will as promptly as practicable (and in any event within 24 hours) advise the Investors of any request for information with respect to any Acquisition Proposal or of any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation. For purposes of this Agreement, each Investor is not deemed to be an Affiliate of the Shareholders. So long as no Shareholder (or its respective Representative) is in breach of this Agreement and subject to such Shareholder's continued compliance with this Agreement, nothing contained in this Agreement shall prevent a Shareholder or its Representatives from negotiating the terms of any agreement (including any shareholders or similar agreement), or otherwise participating in negotiations together with the Company, in connection with an Acquisition Proposal in the event that the Company is pursuing negotiations or discussions with the Person making such Acquisition Proposal in compliance with Section 5.2(b) of the Securities Purchase Agreement; provided that, such negotiations by a Shareholder or its Representatives shall not in and of themselves be deemed to constitute breach of this Agreement by such Shareholder or its Representatives for the purposes of this Section 4(a) provided that such Shareholder and its Representatives are otherwise in compliance with this Agreement.

     (b) Certain Prohibited Transfers and Actions. Prior to the termination of this Agreement, each Shareholder agrees not to, directly or indirectly:

          (i) other than to an affiliate who has agreed in writing to be bound by the terms of this Agreement with respect to the transferred Subject Shares, transfer, assign, sell, gift-over, pledge, encumber or otherwise dispose of any or all of the Subject Shares or any right or interest therein, or consent to or enter into any contract, option or other agreement, arrangement or understanding with respect to any of the foregoing;

          (ii) grant any proxy, grant any power of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares except as provided in this Agreement; or

          (iii) take any other action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement.

     (c) Waiver and Termination. Each Shareholder hereby agrees to waive (and shall not seek to enforce) any and all rights, indemnities, privileges, powers or preferences that arise or could reasonably be expected to arise under that certain Shareholders' Agreement (the "Shareholders' "Agreement"), dated as of December 31, 2004, by Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., Cypress Side-By-Side (Cayman) L.P., 55th Street Partners II (Cayman) L.P. (collectively, the "Cypress Investors") and the Company as a result of the execution of the Transaction Documents and the consummation of the transactions contemplated thereby, or which could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the transactions contemplated by this Agreement or the Securities Purchase Agreement, including without limitation, any and all rights granted pursuant to
Article IV of the Shareholders Agreement. The Shareholders shall enter into (i) one or more termination agreements, each in form and substance satisfactory to the Investors in their sole discretion, and deliver to the Investors (prior to Closing) copies of such executed termination agreements, evidencing the termination, effective immediately prior to the Closing, by all parties thereto of, the Shareholders Agreement, Securities Purchase Agreement, dated as of October 17, 2004, by and among the Company and the Cypress Investors and any other agreements with the Company that grant to the Shareholders or the Cypress Investors, as the case may be, any rights, indemnities, preferences, powers or privileges with respect to, or in connection with, the Company or its Subsidiaries, the Subject Shares or any other shares of the Company and (ii) at or prior to the Closing, the Registration Rights and Shareholders Agreement in the form attached hereto as Exhibit A.

     Section 5. Stop Transfer; Legend.

     (a) Each Shareholder agrees with, and covenants to, the Investors that such Shareholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, unless such transfer is made in compliance with this Agreement.

     (b) In the event of a share dividend or distribution, or any change in the Ordinary Shares by reason of any share dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Transaction, the term "Subject Shares" will be deemed to refer to and include the Ordinary Shares as well as all such share dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged and appropriate adjustments shall be deemed made to the terms and provisions of this Agreement.

     (c) In furtherance of this Agreement, concurrently herewith, each Shareholder shall, and hereby does authorize the Company to, notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares).

     (d) In the event that a Shareholder intends to undertake a transfer, assignment, sale, gift-over, pledge or other disposition of any of the Subject Shares as permitted by Section 4(b), such Shareholder shall provide notice thereof to the Company and shall authorize and instruct the Company to instruct its transfer agent to (i) lift the stop transfer order in order to effect such transaction and (ii) re-enter the stop transfer order upon completion of such transaction, and the Company agrees that it will comply with such instructions.

     (e) For the avoidance of doubt, the obligations contained in this Section 5 and any restrictions or limitations imposed thereby, shall terminate and be of no further force or effect at the earlier of (i) termination of this Agreement and (ii) consummation of the transactions contemplated by the Securities Purchase Agreement.

     Section 6. Voting of the Ordinary Shares. Each Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Closing or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Ordinary Shares, however called, or in connection with any written consent of the holders of Ordinary Shares, such Shareholder shall appear at the meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Subject Shares, in each case to the fullest extent the Subject Shares are entitled to vote thereon or consent thereto:

          (i) in favor of transactions contemplated by the Transaction Documents, including the approval by the Members of the matters set forth in Section 2.1(a)(i) of the Securities Purchase Agreement to the effect as set forth in Section 3.19 thereof and any actions required in furtherance thereof and hereof; and

          (ii) except as otherwise agreed to in writing in advance by the Investors in their sole discretion, against any of the following (other than the Transaction and the transactions contemplated by this Agreement and the Securities Purchase Agreement): (A) any Acquisition Proposal; (B) any action or agreement that would, to the knowledge of such Shareholder, result in a breach in any material respect of any covenant, representation or warranty or any obligation or agreement of the Company under the Securities Purchase Agreement or such Shareholder under this Agreement, and
     (C) any action which is intended, or which could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the Securities Purchase Agreement.

     Section 7. Irrevocable Proxy.

     (a) Each Shareholder hereby irrevocably grants to, and appoints, Christopher Brody and Larry N. Port, or either of them, in their respective capacities as officers of each Investor, as applicable, and any individual who shall hereafter succeed to any such office of such Investor, and each of them individually, such Shareholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted the Subject Shares at any meeting of the members or shareholders of the Company or at any adjournment or postponement thereof during the term of this Agreement:

          (i) in favor of transactions contemplated by the Transaction Documents, including the approval by the Members of the matters set forth in Section 2.1(a)(i) of the Securities Purchase Agreement to the effect as set forth in Section 3.19 thereof and any actions required in furtherance thereof and hereof; and

          (ii) except as otherwise agreed to in writing in advance by the Investors in their sole discretion, against any of the following (other than the Transaction and the transactions contemplated by this Agreement and the Securities Purchase Agreement): (A) any Acquisition Proposal; (B) any action or agreement that would, to the knowledge of such Shareholder, result in a breach in any material respect of any covenant, representation or warranty or any obligation or agreement of the Company under the Securities Purchase Agreement or such Shareholder under this Agreement, and
     (C) any action which is intended, or which could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the Securities Purchase Agreement.

     (b) Each Shareholder represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

     (c) Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Securities Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Except in the event of a termination of this Agreement in accordance with Section 10 (whereupon this irrevocable proxy shall be automatically revoked), each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except as by amendment or modification in accordance with Section 12(c) hereof. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy and power of attorney is executed and intended to be irrevocable in accordance with the Powers of Attorney Law (1996 Revision) of the Cayman Islands. The power and authority hereby conferred shall not be terminated by any act of such Shareholder or by operation of law, by the dissolution of the Shareholder (if such Shareholder is other than a natural person), by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his representatives, executors, successors and/or assigns. If after the execution of this Agreement a Shareholder shall dissolve (if such Shareholder is other than a natural person), cease to have appropriate power or authority, or if any other such event or events shall occur, the Investors are nevertheless authorized and directed to vote the Subject Shares in accordance with the terms of this Agreement as if such dissolution, if applicable, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof. Notwithstanding anything to the contrary contained in this Agreement, the irrevocable proxy is subject to, and shall only become effective upon, the receipt by the Investors of all necessary regulatory approvals and consents, if any, required under applicable law to exercise the voting powers granted by such proxy.

     Section 8. Fiduciary Duties. Each Shareholder is signing this Agreement solely in such Shareholder's capacity as an owner of his or her respective Subject Shares, and nothing herein shall limit, prohibit, prevent or preclude such individual Shareholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Securities Purchase Agreement.

     Section 9. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transaction. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Securities Purchase Agreement and the transactions contemplated hereby and thereby.

     Section 10. Termination. This Agreement shall terminate on the earliest of
(a) termination of the Securities Purchase Agreement in accordance with its terms, (b) the written agreement of the parties hereto to terminate this Agreement, or (c) the Closing.

     Section 11. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Investors any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Shareholder, and the Investors shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct any Shareholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein.

     Section 12. Miscellaneous.

     (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein, to the extent referenced herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     (b) Successors and Assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

     (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated (other than a termination under Section 10(a) or Section 10(c) of this Agreement) except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Notices. All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered
(i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to Cerberus, to:


                  c/o Cerberus Capital Management, L.P.
                  299 Park Avenue
                  New York, NY  10171
                  Facsimile: (212) 891-1540
                  Attention: Christopher Brody

     with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Facsimile: (212) 593-5955
                  Attention: Marc Weingarten, Esq.

     If to MassMutual, to:

                  c/o MassMutual Financial Group
                  1295 State Street
                  Springfield, MA  01111
                  Facsimile: (413) 744-6350
                  Attention: Larry N. Port

     with a copy to:

                 Ropes & Gray LLP
                 45 Rockefeller Plaza
                 New York, NY  10111

                 Facsimile: (212) 841-5725
                 Attention: Othon A. Prounis, Esq.

     If to the Company, to:

                 Scottish Re Group Limited
                 Crown House, Second Floor
                 4 Par-la-Ville Road
                 Hamilton, HM 08, Bermuda
                 Facsimile: (441) 295-7576
                 Attention: Paul Goldean


     with a copy to:

                 LeBoeuf, Lamb, Greene & MacRae LLP
                 125 West 55th Street
                 New York, NY  10019
                 Facsimile:  (212) 424-8500
                 Attention:  Stephen G. Rooney, Esq.

If to Shareholder, to the address set forth opposite such Shareholder's name on
Schedule 1, with a copy to:

                 Simpson Thacher & Bartlett LLP
                 425 Lexington Avenue
                 New York, New York  10017
                 Facsimile: (212) 455-2502
                 Attention: Sean D. Rodgers, Esq.


     Any party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, facsimile or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

     (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     (f) Specific Performance. The parties acknowledge that money damages would not be an adequate remedy at Law if any party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled at Law or in equity shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

     (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction, except that the laws of the Cayman Islands shall apply to the extent required in connection with the execution and irrevocability of the proxy and power of attorney given under
Section 7 hereof, the meeting of shareholders or members of the Company, and the exercise of voting rights thereat.

     (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (l) Further Assurances. From time to time, at any other party's request and without further consideration (but without any obligation to incur any expense), each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (n) Submission to Jurisdiction. Each party hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at Law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby (an "Action") shall only be brought in any United States federal court or any New York state court, in either case, sitting in the City of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such Action. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 12(n).

   [Remainder of this page intentionally left blank. Signature page follows.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed as of the day and year first written above.


Witness                           SCOTTISH RE GROUP LIMITED

                                  /s/  Paul Goldean
---------------------------       ------------------------------------------
                                  By:  Paul Goldean
---------------------------       ------------------------------------------
                                  Its: President and Chief Executive Officer
---------------------------       ------------------------------------------

---------------------------       ------------------------------------------
Witness                           SRGL ACQUISITION, LLC
                                  By:      Cerberus Capital Management, L.P.,
                                           as Managing Member
                                  /s/ Mark Neporent
---------------------------       ------------------------------------------
                                  By:       Mark Neporent
                                  Its: Chief Operating Officer and
                                        Managing Director

Witness                           MASSMUTUAL

                                  /s/ Larry Port
---------------------------       ------------------------------------------
                                  By:       Larry Port
                                  Its: Managing Director

Witness                            SHAREHOLDERS:
                                   CYPRESS MERCHANT B PARTNERS II (CAYMAN) L.P.
                                   /s/ Jeffrey P. Hughes
---------------------------       ------------------------------------------
                                   By:  Jeffrey P. Hughes
                                   Its:  Director
                                   CYPRESS MERCHANT B II-A C.V.
                                   /s/ Jeffrey P. Hughes
---------------------------       ------------------------------------------
                                   By:  Jeffrey P. Hughes
                                   Its:  Director
                                   CYPRESS SIDE-BY-SIDE (CAYMAN) L.P.
                                   /s/ Jeffrey P. Hughes
---------------------------       ------------------------------------------
                                   By:  Jeffrey P. Hughes
                                   Its:  Director
                                   55TH STREET PARTNERS II (CAYMAN) L.P.
---------------------------       ------------------------------------------
                                   /s/ Jeffrey P. Hughes
                                   By:  Jeffrey P. Hughes
                                   Its:  Director

                                   SCHEDULE 1


------------------ ----------- -------- --------- ---------- ------------------
  Shareholders      Ordinary    Options  Warrants   Purchase       Address
                     Shares                         Rights
------------------ ----------- -------- --------- ---------- ------------------
CYPRESS MERCHANT B   8,850,208    0        0           0      c/o The Cypress
MERCHANT B                                                    Group L.L.C.
PARTNERS II                                                    65 East 55th
(CAYMAN) L.P.                                                  Street, 28th
                                                                   Floor
                                                               New York, New
                                                                York 10022
------------------ ----------- -------- --------- ---------- ------------------
CYPRESS                376,236    0        0           0      c/o The Cypress
MERCHANT B II-                                                 Group L.L.C.
A C.V.                                                         65 East 55th
                                                               Street, 28th
                                                                   Floor
                                                               New York, New
                                                                York 10022
------------------ ----------- -------- --------- ---------- ------------------
CYPRESS SIDE-           18,661    0        0           0      c/o The Cypress
BY-SIDE                                                        Group L.L.C.
(CAYMAN) L.P.                                                  65 East 55th
                                                               Street, 28th
                                                                   Floor
                                                               New York, New
                                                                York 10022
------------------ ----------- -------- --------- ---------- ------------------
55TH STREET             85,405    0        0           0      c/o The Cypress
PARTNERS II                                                    Group L.L.C.
(CAYMAN) L.P.                                                  65 East 55th
                                                               Street, 28th
                                                                   Floor
                                                               New York, New
                                                                York 10022
------------------ ----------- -------- --------- ---------- ------------------

                                    EXHIBIT A

             FORM OF REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT